                                                                   EXHIBIT 23.6

                   CONSENT OF INDEPENDENT REGULATORY COUNSEL

         We consent to the use of our name under the caption "Experts" in the Prospectus, which constitutes part of the Registration Statement for the Common Stock of SpectRx, Inc. on Form S-1.

MEDICAL DEVICE CONSULTANTS, INC.



/s/ William B. Morton
----------------------------
William B. Morton


June 30, 1997